STATE OF DELAWARE

EXHIBIT 3. 4                                                              PAGE 1
                          OFFICE OF THE SECRETARY OF STATE


                          -----------------------------









         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "WBNI, INC.", A TEXAS CORPORATION,

         WITH AND INTO "RAS ACQUISITION CORP." UNDER THE NAME OF "WBNI, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF FEBRUARY, A.D. 2001, AT 2:30 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                               [state seal]           /s/  HARRIET SMITH WINDSOR
                                                      --------------------------
                                       Harriet Smith Windsor, Secretary of State


3224563           8100M A                            ATHENTICATION:    0950989


010053819                                            DATE: 02-01-01



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                              CERTIFICATE OF MERGER


                                     Merging

                                   WBNI, INC.
                              (a Texas corporation)


                                  with and into


                              RAS ACQUISITION CORP.
                            (a Delaware corporation)


         The undersigned corporation DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                       Name                           State of Incorporation
                       ----                           ----------------------
                    WBNI, Inc.                                Texas
               RAS Acquisition Corp.                        Delaware

         SECOND: That an Agreement and Plan of Merger (the "Plan of Merger") between the parties to the merger has been approved. adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with The requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is RAS Acquisition Corp., a Delaware corporation.

         FOURTH: Except as otherwise amended hereby, the Certificate of Incorporation and Bylaws of RAS Acquisition Corp., a Delaware corporation, which is the surviving corporation, shall continue in full force and effect as the Ccrilficate of Incorporation and Bylaws of the surviving corporation:

         Article FIRST of the Certificate of Incorporation of the surviving corporation shall be amended to read in its entirety as follows:

         "FIRST: The name of this corporation is WBNI, Inc."

         FIFTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 7701 Las Colinas Ridge, Suite 250, Irving, Texas 75063.


         SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


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Dated January 31, 2001.


                                                    RAS ACQUISITION CORP.,
                                                    a Delaware corporation


                                                    By: /s/ TIMOTHY P. HALTER
                                                           ---------------------
                                                    Timothy P. Halter, President

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